Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2024 Ended December 31, 2023

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 6, 2024--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal second quarter of 2024 ended December 31, 2023.

The results for the fiscal second quarter of 2024 ended December 31, 2023 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Revenue	$165.3	$180.6	$188.8
Gross Margin	26.6%	28.2%	28.1%
Operating Income (Loss)	$(1.1)	$9.4	$8.8
Net Income (Loss)	$(2.9)	$5.8	$6.3
Net Income (Loss) Per Share - Diluted	$(0.10)	$0.19	$0.21
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Revenue	$165.3	$180.6	$188.8
Non-GAAP Gross Margin	28.0%	28.8%	29.5%
Non-GAAP Operating Income	$8.4	$11.2	$22.8
Non-GAAP Net Income	$7.2	$9.9	$20.0
Non-GAAP Net Income Per Share - Diluted	$0.24	$0.33	$0.67

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q2 Ended December 31, 2023” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, equity method investment (income) loss from equity investee, and income tax effect of non-GAAP adjustments in each of the periods presented. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q2 Ended December 31, 2023

  Revenue was $165.3 million, a decrease of 8.5% from the prior quarter and a decrease of 12.4% from the same quarter last year.
  GAAP gross margin was 26.6%, down from 28.2% in the prior quarter and down from 28.1% in the same quarter last year.
  Non-GAAP gross margin was 28.0%, down from 28.8% in the prior quarter and down from 29.5% in the same quarter last year.
  GAAP operating expenses were $45.1 million, up from $41.5 million in the prior quarter and up from $44.3 million in the same quarter last year.
  Non-GAAP operating expenses were $37.9 million, down from $40.8 million from last quarter and up from $32.8 million in the same quarter last year.
  GAAP operating loss was $1.1 million, down from $9.4 million of operating income in the prior quarter and down from $8.8 million of operating income in the same quarter last year.
  Non-GAAP operating income was $8.4 million as compared to $11.2 million of operating income for the prior quarter and $22.8 million of operating income for the same quarter last year.
  GAAP net loss per diluted share was $0.10, compared to $0.19 net income per share for the prior quarter, and $0.21 net income per share for the same quarter a year ago.
  Non-GAAP net income per share was $0.24 compared to $0.33 net income per share for the prior quarter and $0.67 net income per share for the same quarter a year ago.
  Consolidated cash flow used in operating activities was $23.5 million, as compared to $13.8 million of cash flow provided by operating activities in the prior quarter.
  The Company closed the quarter with $162.3 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, “Our fiscal Q2 results were in-line with our guidance driven by continued recovery across notebooks, desktop, smartphones, and power tools, offset by ongoing inventory correction in gaming and weak demand for quick chargers and solar.”

Mr. Chang continued, “Beyond normal seasonality, there are promising signs suggesting the cycle has bottomed. AOS's diverse product portfolio is mitigating short-term unpredictability while preparing us to take advantage of a broader market resurgence in the second half of calendar 2024 – especially as customers unveil new products featuring integrated power solutions with higher BOM content. More specifically, we are seeing encouraging near-term strength in graphics cards, AI accelerators for data centers, smartphones from Chinese OEMs, and e-mobility. We are confident that our leading technology, extensive and diverse product range, and Tier 1 customer base strategically positions AOS to navigate through the current cycle and thrive in the forthcoming one.”

Business Outlook for Fiscal Q3 Ending March 31, 2024

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fiscal third quarter of year 2024 are as follows:

  Revenue to be approximately $150 million, plus or minus $10 million.
  GAAP gross margin to be 23.5%, plus or minus 1%. We anticipate non-GAAP gross margin to be 25.0%, plus or minus 1%. The quarter-over-quarter decrease in gross margin mainly reflects the lower factory utilization due to the seasonality and the Lunar New Year holiday.
  GAAP operating expenses to be in the range of $46.7 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $39.5 million, plus or minus $1 million.
  Interest expense to be approximately $1.0 million, and
  Income tax expense to be approximately $1.1 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter ended December 31, 2023 today, February 6, 2024 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (833) 470-1428 or +1 (404) 975-4839 if dialing from outside the United States and Canada. The access code is 798862. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry, our ability to mitigate economic downturns and current cycles, seasonality of our business, our ability to penetrate new markets and achieve long-term growth, our ability to improve our financial performance in 2024, our projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, income tax expenses, our ability to continue to win and acquire market share and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2024”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; government policies on our business operations in China; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and profession fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments and equity method investment loss (income) from equity investee. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin and operating expenses. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technologies, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Revenue	$165,285	$180,633	$188,760	$345,918	$397,236
Cost of goods sold	121,284	129,708	135,719	250,992	273,067
Gross profit	44,001	50,925	53,041	94,926	124,169
Gross margin	26.6%	28.2%	28.1%	27.4%	31.3%

Operating expenses:
Research and development	22,919	22,113	21,468	45,032	42,857
Selling, general and administrative	22,216	19,431	22,788	41,647	46,993
Total operating expenses	45,135	41,544	44,256	86,679	89,850
Operating income (loss)	(1,134)	9,381	8,785	8,247	34,319

Other income (loss), net	(472)	26	(903)	(446)	(919)
Interest income (expense), net	274	229	(397)	503	(1,005)
Net income (loss) before income taxes	(1,332)	9,636	7,485	8,304	32,395

Income tax expense	894	1,138	1,659	2,032	3,033
Net income (loss) before income (loss) from equity method investment	(2,226)	8,498	5,826	6,272	29,362
Equity method investment income (loss) from equity investee	(697)	(2,712)	511	(3,409)	3,013
Net income (loss)	$(2,923)	$5,786	$6,337	$2,863	$32,375

Net income (loss) per common share
Basic	$(0.10)	$0.21	$0.23	$0.10	$1.18
Diluted	$(0.10)	$0.19	$0.21	$0.10	$1.10

Weighted average number of common shares used to compute net income (loss) per share
Basic	27,939	27,693	27,511	27,816	27,451
Diluted	27,939	29,786	29,576	29,830	29,499

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$162,266	$195,188
Restricted cash	212	415
Accounts receivable, net	31,923	22,420
Inventories	191,709	183,247
Other current assets	20,509	22,666
Total current assets	406,619	423,936
Property, plant and equipment, net	349,046	357,831
Operating lease right-of-use assets	25,416	24,349
Intangible assets, net	5,141	6,765
Equity method investment	356,144	366,617
Deferred income tax assets	518	536
Other long-term assets	33,462	19,703
Total assets	$1,176,346	$1,199,737
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,156	$50,775
Accrued liabilities	77,683	79,533
Payable related to equity investee, net	12,966	11,950
Income taxes payable	4,680	5,546
Short-term debt	11,533	11,434
Deferred revenue	3,715	8,073
Finance lease liabilities	900	867
Operating lease liabilities	4,963	4,383
Total current liabilities	161,596	172,561
Long-term debt	32,568	38,360
Income taxes payable - long-term	2,924	2,817
Deferred income tax liabilities	26,385	27,283
Finance lease liabilities - long-term	2,758	3,216
Operating lease liabilities - long-term	21,214	20,544
Other long-term liabilities	34,343	51,037
Total liabilities	281,788	315,818
Shareholders' Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at December 31, 2023 and June 30, 2023	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 35,205 shares and 28,051 shares, respectively at December 31, 2023 and 34,811 shares and 27,654 shares, respectively at June 30, 2023	70	70
Treasury shares at cost: 7,154 shares at December 31, 2023 and 7,157 shares at June 30, 2023	(79,343)	(79,365)
Additional paid-in capital	342,636	329,034
Accumulated other comprehensive loss	(13,937)	(8,111)
Retained earnings	645,132	642,291
Total shareholders' equity	894,558	883,919
Total liabilities and shareholders' equity	$1,176,346	$1,199,737

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
(in thousands, unaudited)

	Six Months Ended December 31,
	2023	2022
Net cash provided by (used in) operating activities	$(9,628)	$37,015
Net cash used in investing activities	(21,431)	(67,935)
Net cash provided by (used in) financing activities	(2,146)	4,526
Effect of exchange rate changes on cash, cash equivalents and restricted cash	80	(164)
Net decrease in cash, cash equivalents and restricted cash	(33,125)	(26,558)
Cash, cash equivalents and restricted cash at beginning of period	195,603	314,651
Cash, cash equivalents and restricted cash at end of period	$162,478	$288,093

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP gross profit	$44,001	$50,925	$53,041	94,926	$124,169
Share-based compensation	1,504	212	1,748	1,716	3,536
Amortization of purchased intangible	812	812	811	1,624	1,623
Non-GAAP gross profit	$46,317	$51,949	$55,600	$98,266	$129,328
Non-GAAP gross margin as a % of revenue	28.0%	28.8%	29.5%	28.4%	32.6%

GAAP operating expense	$45,135	$41,544	$44,256	$86,679	$89,850
Share-based compensation	7,187	706	11,343	7,893	20,151
Legal costs related to government investigation	16	52	110	68	252
Non-GAAP operating expense	$37,932	$40,786	$32,803	$78,718	$69,447

GAAP operating income (loss)	$(1,134)	$9,381	$8,785	$8,247	$34,319
Share-based compensation	8,691	918	13,091	9,609	23,687
Amortization of purchased intangible	812	812	811	1,624	1,623
Legal costs related to government investigation	16	52	110	68	252
Non-GAAP operating income	$8,385	$11,163	$22,797	$19,548	$59,881
Non-GAAP operating margin as a % of revenue	5.1%	6.2%	12.1%	5.7%	15.1%

GAAP net income (loss)	$(2,923)	$5,786	$6,337	$2,863	$32,375
Share-based compensation	8,691	918	13,091	9,609	23,687
Amortization of purchased intangible	812	812	811	1,624	1,623
Equity method investment (income) loss from equity investee	697	2,712	(511)	3,409	(3,013)
Legal costs related to government investigation	16	52	110	68	252
Income tax effect of non-GAAP adjustments	(96)	(406)	122	(502)	241
Non-GAAP net income	$7,197	$9,874	$19,960	$17,071	$55,165
Non-GAAP net margin as a % of revenue	4.4%	5.5%	10.6%	4.9%	13.9%

GAAP net income (loss)	$(2,923)	$5,786	$6,337	$2,863	$32,375
Share-based compensation	8,691	918	13,091	9,609	23,687
Amortization and depreciation	13,573	12,951	10,804	26,524	20,156
Equity method investment (income) loss from equity investee	697	2,712	(511)	3,409	(3,013)
Interest expense (income), net	(274)	(229)	397	(503)	1,005
Income tax expense	894	1,138	1,659	2,032	3,033
EBITDAS	$20,658	$23,276	$31,777	$43,934	$77,243

GAAP diluted net income (loss) per share	$(0.10)	$0.19	$0.21	$0.10	$1.10
Share-based compensation	0.29	0.03	0.44	0.32	0.80
Amortization of purchased intangible	0.03	0.03	0.03	0.05	0.05
Equity method investment (income) loss from equity investee	0.02	0.09	(0.02)	0.11	(0.10)
Legal costs related to government investigation	0.00	0.00	0.00	0.00	0.01
Income tax effect of non-GAAP adjustments	(0.00)	(0.01)	0.01	(0.01)	0.01
Non-GAAP diluted net income per share	$0.24	$0.33	$0.67	$0.57	$1.87

Weighted average number of common shares used to compute GAAP diluted net income (loss) per share	27,939	29,786	29,576	29,830	29,499
Weighted average number of common shares used to compute Non-GAAP diluted net income (loss) per share	29,874	29,786	29,576	29,830	29,499

Contacts

Investor and media inquiries:

The Blueshirt Group
Gary Dvorchak, CFA
In US +1 323 240 5796
In China +86 (138) 1079-1480
gary@blueshirtgroup.com

Yujia Zhai
The Blueshirt Group
Yujia@blueshirtgroup.com
+1 (860) 214-0809